ECLIPSE FUNDS	PLAN OF DISTRIBUTION
PURSUANT TO RULE 12b-l FOR INVESTOR CLASS SHARES

SCHEDULE A

(as of September 29, 2008)

MainStay Balanced Fund

MainStay Mid Cap Core Fund
MainStay Small Cap Opportunity Fund